Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 I hereby certify that:

I have reviewed the Annual Report on Form 10-K of Riley Exploration Permian, Inc. (the “Company”) for the year ended December 31, 2023 (the “Report”).

To the best of my knowledge the Report (i) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m (a) or 78o (d)); and, (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 6, 2024
By:	/s/ Bobby D. Riley
Bobby D. Riley
Chief Executive Officer